Exhibit 99.1

Getty Images Receives Notice from NYSE Regarding Continued Listing Standard

New York – March 19, 2026: Getty Images Holdings, Inc. (NYSE: GETY) (“Getty Images” or the “Company”) today announced that on March 17, 2026 it received written notice from the New York Stock Exchange (“NYSE”) indicating that the Company is not currently in compliance with Section 802.01C of the NYSE Listed Company Manual, which requires an average closing share price of at least $1.00 over a consecutive 30 trading-day period.

The Notice does not result in any immediate impact on the listing or trading of Getty Images’ Class A common stock, which will continue to be listed and traded on the NYSE during the applicable cure period, subject to the Company’s continued compliance with the NYSE’s other requirements.

In accordance with NYSE rules, Getty Images has six months to regain compliance. The Company intends to notify the NYSE within ten business days of its intent to cure the deficiency. Compliance can be achieved at any time during the cure period if, on the last trading day of any calendar month, the Company’s Class A common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the preceding 30 trading days.

The NYSE notice does not affect Getty Images’ business operations, reporting obligations to the SEC, customer commitments or strategic initiatives. The Company continues to execute against its operational and financial priorities and remains confident in its long-term strategy.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect management’s current expectations, plans, and assumptions that management has made in light of their experience in the industry, as well as their perceptions of historical trends, current conditions, expected future developments, and other factors they believe are appropriate under the circumstances and at such time. Forward-looking statements include statements regarding the Company’s intention to notify the NYSE of its intent to cure the deficiency. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words.

These forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. Important factors that could lead to such material differences include, but are not limited to, the risks and uncertainties associated with the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period and the Company’s ability to continue to comply with applicable listing standards of the NYSE. You are cautioned not to place undue reliance on forward-looking statements, which represent management’s beliefs and assumptions only as of the date of this press release. Actual future results may differ materially from what the Company expects. Important factors that could cause actual results to differ materially from the Company’s expectations are discussed in the section entitled “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”). These factors should not be considered exhaustive and should be read together with other cautionary statements included in the Company’s filings with the SEC. The Company expressly disclaims any obligation to publicly update or revise any forward-looking statements contained in this press release, whether as a result of new information, future developments, or otherwise, except as required by applicable federal securities law.

About Getty Images

Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 600,000 content creators and over 360 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

Through its best-in-class creative library and Custom Content solutions, Getty Images helps customers elevate their creativity and entire end-to-end creative process to find the right visual for any need. With the adoption and distribution of generative AI technologies and tools trained on permissioned content that include indemnification and perpetual, worldwide usage rights, Getty Images and iStock customers can use text to image generation to ideate and create commercially safe compelling visuals, further expanding Getty Images capabilities to deliver exactly what customers are looking for.

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Investor Contact:

Steven Kanner

Investorrelations@gettyimages.com

Media Contact:

Anne Flanagan

Anne.flanagan@gettyimages.com